Exhibit 23.1

Alan Weinberg CPA
6812 Cherokee Drive, Baltimore, MD 21209
Phone (410) 702-5660

Mr. Itzhak Ayalon, President
Enter Corp.
9 Hayarden Street
Moshav Yashresh,
D.N. Emek Sorek
Israel. 76838

Dear Mr. Ayalon:

CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation in the Registration Statement of Enter Corp. on amended Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated January 28, 2010, as of and for the periods ended December 31, 2009 and 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
February 15, 2010